Exhibit 99

Certification of

Chief Executive Officer and Chief Financial Officer

Chyron Corporation

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2002 of Chyron Corporation (the "Issuer").

We, Roger Henderson, Chief Executive Officer, and Jerry Kieliszak, Chief Financial Officer, of Issuer, each individually, certify that, to the best of our respective knowledge:

(i) the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: August 13, 2002

/s/ Roger Henderson
Roger Henderson
President and
Chief Executive Officer

/s/ Jerry Kieliszak
Jerry Kieliszak
Senior Vice President and
Chief Financial Officer